As filed with the Securities and Exchange Commission on April 26, 2019

 Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

China Jo-Jo Drugstores, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0557852
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Hai Wai Hai Tongxin Mansion Floor 6
Gong Shu District, Hangzhou City
People’s Republic of China 310008
(86 - 571) 88077078
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lei Liu, Chief Executive Officer
China Jo-Jo Drugstores, Inc.
Hai Wai Hai Tongxin Mansion Floor 6
Gong Shu District, Hangzhou City
People’s Republic of China 310008
(86 - 571) 88077078
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Elizabeth F. Chen, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York 10036
(212) 326 0199

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, $0.001 par value per share	4,840,000	$1.40	$6,776,000	$821.25	(3)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall register and be deemed to cover any additional shares of common stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $1.40, the average of the high and low reported sales prices of the Registrant's common stock on the NASDAQ Global Select Market on April 23, 2019.

(3)	Paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2019

PROSPECTUS

China Jo-Jo Drugstores, Inc.

4,840,000 Shares

 of

Common Stock

This prospectus relates to the resale, from time to time, of up to 4,840,000 shares of our common stock, par value $0.001 per share, which may be offered and sold from time to time by a single stockholder set forth in the “Selling Stockholder” section of this prospectus. The shares of common stock that are being registered for resale pursuant to the registration statement of which this prospectus forms a part were issued by our company to the selling stockholder in a private placement of $10,648,000 at a purchase price of $2.20 per share, which closed on January 23, 2017.

The selling stockholder will receive all of the net proceeds from the sale of common stock offered hereby. The selling stockholder may resell the shares of common stock offered for resale through this prospectus to or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of these shares by the selling stockholder, but we will bear all costs, fees and expenses in connection with the registration of the shares of common stock offered by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of common stock offered for resale through this prospectus.

The selling stockholder will determine where they may sell the shares in all cases, including, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. For information regarding the selling stockholder and the times and manner in which they may offer or sell shares of our common stock, see “Selling Stockholder” or “Plan of Distribution.”

Our common stock is listed on the NASDAQ Capital Market under the symbol CJJD. On April 25, 2019, the last reported sale price for our common stock on the NASDAQ Capital Market was $1.43 per share.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [           ]

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS

You should carefully read this prospectus and the information described under the heading “Where You Can Find More Information.” Neither we nor the selling stockholder have authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus, including in any of the materials that have been incorporated by reference into this prospectus or any accompanying prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information that has been incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Unless the context otherwise requires, the terms “the Company,” “we,” “us,” and “our” in this prospectus each refer to China Jo-Jo Drugstores, Inc., our subsidiaries and our consolidated entities. “China” and “the PRC” refer to the People’s Republic of China.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

THE COMPANY

We were incorporated in Nevada on December 19, 2006, under the name “Kerrisdale Mining Corporation.”

On September 17, 2009, we acquired control of Renovation Investment (Hong Kong) Co., Ltd., a limited liability company incorporated in Hong Kong on September 2, 2008 (“Renovation”), pursuant to a share exchange agreement. Renovation has no substantive operations of its own except for its holdings of Zhejiang Jiuxin Investment Management Co., Ltd. (“Jiuxin Management”), Zhejiang Shouantang Medical Technology Co., Ltd. (“Shouantang Technology”) and Hangzhou Jiutong Medical Technology Co., Ltd (“Jiutong Medical”), and Hangzhou Jiuyi Medical Technology Co. Ltd. (“Jiuyi Technology”), its wholly-owned subsidiaries.

On September 24, 2009, we amended our Articles of Incorporation to change our name from “Kerrisdale Mining Corporation” to “China Jo-Jo Drugstores, Inc.” We are a retail and wholesale distributor of pharmaceutical and other healthcare products in China.

On April 9, 2010, we implemented a 1-for-2 reverse stock split of our issued and outstanding shares of common stock and a proportional reduction of our authorized shares of common stock, by filing a Certificate of Change pursuant to Nevada Revised Statutes 78.209 with the Nevada Secretary of State on April 6, 2010. All share information in this report takes into account this reverse stock split.

On April 28, 2010, we completed a registered public offering of 3,500,000 shares of our common stock at a price of $5.00 per share, resulting in gross proceeds to us, prior to deducting underwriting discounts, commissions and offering expenses, of approximately $17,500,000.

On July 24, 2015, we closed a registered direct offering of 1.2 million shares of common stock at $2.50 per share with gross proceeds of approximately $3 million from our effective shelf registration statement on Form S-3.

On January 23, 2017, we completed a private offering of 4,840,000 shares of the common stock at a price of $2.20 per share with gross proceeds of approximately $10,648,000.

On April 15, 2019, we closed a registered direct offering with several institutional investors for an aggregate of 4,000,008 shares of the common stock, at a purchase price of $2.50 per share, for aggregate gross proceeds of approximately $10 million to us. In a concurrent private placement, we issued to the investors unregistered warrants to purchase up to an aggregate of 3,000,006 shares of the common stock at an exercise price of $3.00 per share.

Our Business

Our primary business is online and offline retailer and wholesale distribution of pharmaceutical and other healthcare products in the People’s Republic of China (“PRC” or “China”). We currently have one hundred and twenty-four (124) store locations under the store brand “Jiuzhou Grand Pharmacy” in Hangzhou city and its adjacent town Lin’an. During the fiscal year 2018, the Company opened as many as fifty-seven new stores. Our stores provide customers with a wide variety of pharmaceutical products, including prescription and over-the-counter (“OTC”) drugs, nutritional supplements, traditional Chinese medicine (“TCM”), personal and family care products, and medical devices, as well as convenience products, including consumable, seasonal, and promotional items. Additionally, we have licensed doctors of both western medicine and TCM on site for consultation, examination and treatment of common ailments at scheduled hours.

We operate our pharmacies (including the medical clinics) through the following companies in China that we control through contractual arrangements:

●	Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”), which we control contractually, operates our “Jiuzhou Grand Pharmacy” stores;

●	Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) (“Jiuzhou Clinic”), which we control contractually, operates one (1) of our two (2) medical clinics; and

●	Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. (“Jiuzhou Service”), which we control contractually, operates our other medical clinics.

As of March 29, 2019, Jiuzhou Pharmacy has established the following companies, each of which operates a drugstore in Hangzhou City:

Entity Name	Date Established
Hangzhou Jiuben Pharmacy Co., Ltd (“Jiuben Pharmacy”)	April 27, 2017

Hangzhou Jiuli Pharmacy Co., Ltd (“Jiuli Pharmacy”)	May 22, 2017

Hangzhou Jiuxiang Pharmacy Co., Ltd (“Jiuxiang Pharmacy”)	May 26, 2017

Hangzhou Jiuheng Pharmacy Co., Ltd (“Jiuheng Pharmacy”)	June 6, 2017

Hangzhou Jiujiu Pharmacy Co., Ltd (“Jiujiu Pharmacy”)	June 8, 2017

Hangzhou Jiuyi Pharmacy Co., Ltd (“Jiuyi Pharmacy”)	June 8, 2017

Hangzhou Jiuyuan Pharmacy Co., Ltd (“Jiuyuan Pharmacy”)	July 13, 2017

Hangzhou Jiumu Pharmacy Co., Ltd (“Jiumu Pharmacy”)	July 21, 2017

Hangzhou Jiurui Pharmacy Co., Ltd (“Jiurui Pharmacy”)	August 4, 2017

The Company’s offline retail business also includes three medical clinics through Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (“Jiuzhou Clinic”) and Hangzhou Jiuzhou Medical and Public Health Service Co., Ltd. (“Jiuzhou Service”), both of which are also controlled by the Company through contractual arrangements. On December 18, 2013, Jiuzhou Service established, and held 51% of, Hangzhou Shouantang Health Management Co., Ltd. (“Shouantang Health”), a PRC company licensed to sell health care products. Shouantang Health was closed in April 2015. In May 2016, Hangzhou Shouantang Bio-technology Co., Ltd. (“Shouantang Bio”) set up and held 49% of Hangzhou Kahamadi Bio-technology Co., Ltd. (“Kahamadi Bio”), a joint venture specialized in brand name development for nutritional supplements. In 2018, Jiuzhou Pharmacy invested a total of $741,540 (RMB 5,100,000) in and held 51% of Zhejiang Jiuzhou Linjia Medical Investment and Management Co. Ltd (“Linjia Medical”), which opened nine new clinics in Hangzhou as of December 31, 2018.

The Company currently conducts its online retail pharmacy business through Jiuzhou Pharmacy, which holds the Company’s online pharmacy license. Prior to November 2015, the Company primarily conducted its online retail pharmacy business through Zhejiang Quannuo Internet Technology Co., Ltd. In May 2015, the Company established Zhejiang Jianshun Network Technology Co. Ltd, a joint venture with Shanghai Jianbao Technology Co., Ltd. (“Jianshun Network”), in order to develop its online pharmaceutical sales from large commercial medical insurance companies. On September 10, 2015, Renovation set up a new entity Jiuyi Technology to provide additional technical support such as webpage development to our online pharmacy business. In November 2015, the Company sold all of the equity interests of Quannou Technology to six individuals for approximately $17,121 (RMB 107,074). After the sale, its technical support function has been transferred back to Jiuzhou Pharmacy, which hosts our online pharmacy.

In 2019, the Company took a step in the development of its smart drug diagnosis model. The core of the smart drug diagnosis model is a chronic disease management platform and a member management platform. In April 2019, the Jo-Jo Internet Hospital officially began trial operation, including the implementation of video consultations for the Company’s customers. Future features are expected to improve strength in specializations including gynecology, ophthalmology, pediatrics and traditional Chinese medicine.

The Company’s wholesale business is primarily conducted through Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”), which is licensed to distribute prescription and non-prescription pharmaceutical products throughout China. Jiuzhou Pharmacy acquired Jiuxin Medicine on August 25, 2011. On April 20, 2018, 10% of Jiuxin Medicine shares were sold to Hangzhou Kangzhou Biotech Co. Ltd. for a total proceeds of $79,625 (RMB 507,760).

The Company’s herb farming business is conducted by Hangzhou Qianhong Agriculture Development Co., Ltd., a wholly-owned subsidiary of Jiuxin Management, which operates a cultivation project of herbal plants used for TCM.

Corporate Structure

Our current corporate structure as of April 23, 2019 is set forth in the diagram below:

China Jo-Jo Drugstores (Nevada)
Renovation (Hong Kong)
Outside China
Inside China
Shouantang Technology
Jiuyi Technology
Jiuxin Management
Jiutong Medical
Qianhong Agriculture
Shouantang Bio
(1)
Kahamadi Bio
Lin'An Jiuzhou
Jiuzhou Pharmac
Jiuzhou Clinic
Jiuzhou Service
(2)
(3)
Jiuxin Medicine
9 single Stores
Linjia Medical
Note:
100% direct ownership
Contractual arrangement
(1) 49% direct ownership
(2) 90% direct ownership
(3) 51% direct ownership

Our Corporate Information

We are headquartered in Hangzhou, China. Our principal executive office is located at 6th Floor, Hai Wai Hai Tongxin Mansion, Gong Shu District, Hangzhou City, Zhejiang Province, China, Zip Code 310008. Our main telephone number is +86-571-8807-7078, and fax number is +86-571-8807-7108. Our website address is www.jiuzhou360.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our annual report on Form 10-K that is incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered by this prospectus. The Selling Stockholder will receive all of the proceeds. We will pay all costs, fees and expenses incurred in connection with the registration of the shares of our common stock covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our articles of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, our bylaws and applicable provisions of the laws of the State of Nevada.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC.

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. As of April 23, 2019, (i) 32,936,786 shares of common stock were issued and outstanding, (ii) no shares of preferred stock were issued and outstanding, (iii) an incentive stock option plan for our directors, officers, and employees to purchase 967,000 shares of common stock, and (iv) warrants to purchase 672,000 shares of common stock were issued and outstanding. As of April 23, 2019, the warrants had not been exercised.

DESCRIPTION OF COMMON STOCK

As of April 23, 2019, there were 32,936,786 shares of our common stock issued and outstanding.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CJJD.”

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8206.

All issued and outstanding shares of common stock are fully paid and non-assessable. Shares of our common stock that may be offered, from time to time, under this prospectus will be fully paid and non-assessable.

DESCRIPTION OF PREFERRED STOCK

As of April 23, 2019, no shares of preferred stock had been issued or were outstanding.

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

SELLING STOCKHOLDER

We have agreed to register 4,840,000 shares of our common stock which are beneficially owned by the Selling Stockholder.

On January 3, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CareRetail Holdings Limited, an exempt company incorporated under the laws of the Cayman Islands (the “Investor” or the “Selling Stockholder”) pursuant to which the Company sold to the Investor, through a private placement, an aggregate of 4,840,000 shares (the “Shares”) of the common stock, at a purchase price of $2.20 per share, for aggregate gross proceeds to the Company of $10,648,000 (the “Private Placement”). The Shares are restricted shares and cannot be resold without an effective registration statement or a valid exemption. The Private Placement closed on January 23, 2017 (the “Closing”).

Concurrently to the entry into the Purchase Agreement, the Company entered into an Investor Rights Agreement (the “IRA”) with the Investor, Mr. Lei Liu, Ms. Li Qi (Mr. Liu and Ms. Qi are collectively referred to as the “Founder Parties”) and certain other parties. Pursuant to the IRA, the Investor shall be entitled to appoint one director to the Company’s board of directors. In no event can the Investor have the right to designate such a director if it holds less than 5% of the total outstanding shares of the Company. The Investor also has certain consent rights over actions such as, without limitation, change of control transactions, issuances of preferred stock, amendments to the charter or bylaws of the Company, the incurrence of indebtedness over $2 million and certain material asset purchases and dispositions. The Investor shall have the demand registration rights, piggy-back registration rights and Form S-3/F-3 registration rights over the Shares, as customary in such types of transactions, exercisable six months after the Closing. The Investor shall, pursuant to the IRA, also has first refusal and tag-along rights over the sale of Common Stock by the Founder Parties and the preemptive rights on the Company’s future issuance of securities (with certain customary exceptions such as equity grants to the Company’s employees, directors, consultants and other service providers) until the Investor holds less than 50% of the Shares and such holding is less than 10% of the total issued and outstanding shares of Common Stock. The Investor shall not transfer its Shares to a competitor of the Company without the prior written consent of the Founder Parties.

The shares of common stock beneficially owned by the Selling Stockholder are being registered to permit public secondary trading of these securities, and the Selling Stockholder may offer these shares for resale from time to time as described in the “Plan of Distribution.”

The Selling Stockholder holds more than 10% of our outstanding shares of the common stock.

The following table sets forth the names of the Selling Stockholder, the number of shares of common stock owned beneficially by the Selling Stockholder as of April 23, 2019, and the number of shares that may be offered for resale by the Selling Stockholder from time to time. These shares may also be sold by donees, pledgees, and other transferees or successors in the interest of the Selling Stockholder.

The Selling Stockholder may decide to sell all, some, or none of the shares of the common stock listed below. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the securities covered by this prospectus. We cannot provide you with any estimate of the number of shares of our common stock that the Selling Stockholder will hold in the future.

For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act, and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of common stock outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentages of ownership are based on an aggregate of 32,936,786 shares of our Common Stock outstanding on April 23, 2019.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Before the Offering	Percent of Common Stock Owned Before the Offering	Shares Available for Sale Under This Prospectus	Number of Shares of Common Stock To Be Owned After the Termination of the Offering		Percent of Common Stock to be Owned After Completion of the Offering
CareRetail Holdings Limited (2)	4,840,000	14.7%	4,840,000		(1)		(1)

(1)	Because (a) the Selling Stockholder may offer all or some of the shares of our common stock that it holds in the offering contemplated by this prospectus, (b) the offering of shares of our common stock is not being underwritten on a firm commitment basis, and (c) the Selling Stockholder could purchase additional shares of our common stock from time to time, no estimate can be given as to the number of shares or percent of our common stock that will be held by the Selling Stockholder upon termination of the offering.

(2)	The address of CareRetail Holdings Limited is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008. Hillhouse Capital Management, Ltd., an exempted Cayman Islands company (“Hillhouse Capital”) is hereby deemed to be the sole beneficial owner of, and to control the voting power of, the shares of our common stock held by CareRetail. The directors of Hillhouse Capital are Jun Shen and Colm O’Connell. Mr. Shen and Mr. O'Connell are employees of Hillhouse Capital and Mr. Lei Zhang is the President and Chief Investment Officer of Hillhouse Capital.

PLAN OF DISTRIBUTION

The common stock covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each of the Selling Stockholder as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by Selling Stockholder will decrease as and when they effect any such transfers. The plan of distribution for the Selling Stockholder’s shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Stockholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholder may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The Selling Stockholder may also make sales in negotiated transactions. The Selling Stockholder may offer their shares from time to time pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	public or privately negotiated transactions;

●	on the NASDAQ Capital Market (or through the facilities of any national securities exchange or U.S. inter- dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

●	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the Selling Stockholder may:

●	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

●	sell the shares short after the effective date of the registration statement of which this prospectus forms a part and redeliver the shares to close out such short positions;

●	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

●	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the Selling Stockholder may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods. The Selling Stockholder may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a Selling Stockholder for purposes of this prospectus. The Selling Stockholder or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the Selling Stockholder default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus; provided, however in the event of a pledge or then default on a secured obligation by the Selling Stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of Selling Stockholder to include the pledgee, secured party or other successors in interest of the Selling Stockholder under this prospectus.

The Selling Stockholder may also sell their shares pursuant to Rule 144 under the Securities Act, provided the Selling Stockholder meets the criteria and conform to the requirements of such rule.

The Selling Stockholder may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions). If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent's commissions. Neither we, nor the Selling Stockholder, can presently estimate the amount of that compensation. If the Selling Stockholder notifies us that a material arrangement has been entered into with a broker- dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required by Rule 424 under the Securities Act, setting forth: (i) the name of each of the selling stockholder and the participating broker-dealers; (ii) the number of shares involved; (iii) the price at which the shares were sold; (iv) the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable; (v) a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and any other fact material to the transaction.

The Selling Stockholder and any other person participating in a distribution of the shares covered by this prospectus will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Stockholder and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for certain periods prior to the commencement of, or during, that distribution. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply.

In offering the shares covered by this prospectus, the Selling Stockholder, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholder, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the Selling Stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. We are not aware that any Selling Stockholder has entered into any arrangements with any underwriters or broker-dealers regarding the sale of its shares of our common stock.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Holley Driggs Walch Fine Puzey Stein & Thompson.

EXPERTS

Our consolidated financial statements as of March 31, 2018 and 2017, and for each of the years in the two-year period ended March 31, 2018, have been incorporated by reference in the registration statement in reliance on the report of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Current Reports on Form 8-K (including the Amendment to the Form 8-K), filed with the SEC on September 6, 2018, October 26, 2018, November 9, 2018, March 13, 2019, April 11, 2019 and April 12, 2019, respectively;

●	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018, September 30, 2018 and December 31, 2018, respectively, filed with the SEC on August 14, 2018, November 14, 2018 and February 14, 2019, respectively;

●	our Annual Report on Form 10-K for the year ended March 31, 2018, filed with the SEC on June 29, 2018;

●	Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 24, 2019; and

●	the description of our common stock contained in the registration statement on Form 8-A, dated April 21, 2010, File No. 001-34711, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

China Jo-Jo Drugstores, Inc.
Hai Wai Hai Tongxin Mansion Floor 6
Gong Shu District, Hangzhou City
People’s Republic of China 310008
(86 - 571) 88077078

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC registration fee		$821.25
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and miscellaneous expenses		*

Total expenses	$	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

Under Sections 78.7502 and 78.751 of the Nevada Revised Statutes, the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such. These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 16. Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, the People’s Republic of China on the 26th day of April, 2019.

CHINA JO-JO DRUGSTORES, INC.

By:	/s/ Lei Liu
Lei Liu
Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Lei Liu and Ming Zhao as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lei Liu	Chief Executive Officer and Director	April 26, 2019
Lei Liu	(Principal Executive Officer)

/s/ Ming Zhao	Chief Financial Officer	April 26, 2019
Ming Zhao	(Principal Financial Officer and Principal Accounting Officer)

/s/ Li Qi	Director	April 26, 2019
Li Qi

/s/ Caroline Wang	Director	April 26, 2019
Caroline Wang

/s/ Jiangliang He	Director	April 26, 2019
Jiangliang He

/s/ Genghua Gu	Director	April 26, 2019
Genghua Gu

/s/ Pingfan Wu	Director	April 26, 2019
Pingfan Wu

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, dated November 28, 2007; File No. 333-147698).
3.2	Certificate of Amendment to Articles of Incorporation (filed as Exhibit 3.4 to the Company’s Form 8-K, dated July 15, 2008)
3.3	Articles of Merger (filed as Exhibit 3.3 to the Company’s Form 8-K, dated September 24, 2009)
3.4	Certificate of Change Pursuant to NRS 78.209 with an effective date of April 9, 2010 (filed as Exhibit 3.1 to the Company’s Form 8-K, dated April 14, 2010)
3.5	Bylaws (filed as Exhibit 3.2 to the Company’s Form SB-2, November 28, 2007; File No. 333-147698).
3.6	Amendment to Bylaws (filed as Exhibit 3.3 to the Company’s Form 8-K, dated July 15, 2008).
4.1	Common Stock Specimen (incorporated by reference from Exhibit 4.1 filed to the registration statement on Form S-3 (#333-230686))
5.1	Opinion of Holley Driggs Walch Fine Puzey Stein & Thompson.**
10.1	Securities Purchase Agreement dated January 3, 2017 (incorporated by reference from the current report on Form 8-K filed by the Company with the SEC on January 4, 2017)
10.2	Investor Rights Agreement dated January 3, 2017 (incorporated by reference from the current report on Form 8-K filed by the Company with the SEC on January 4, 2017)
23.1	Consent of Independent Registered Public Accounting Firm**
23.2	Consent of Holley Driggs Walch Fine Puzey Stein & Thompson (included in legal opinion filed as Exhibit 5.1)**
24.1	Powers of Attorney (included on signature page)

**	Filed herewith

E-1